As filed with the Securities and Exchange
               Commission on June 8, 1998
                                      Registration No. 333-40529
-----------------------------------------------------------------
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    --------------------
                POST-EFFECTIVE AMENDMENT NO. 1
                             TO
                          FORM S-4
                    REGISTRATION STATEMENT
                           UNDER
                  THE SECURITIES ACT OF 1933
                     ------------------
                AMERICAN DISPOSAL SERVICES, INC.
   (Exact name of registrant as specified in its charter)

     Delaware               4953                13-3858494
(State or other      (Primary Standard      (I.R.S. Employer
jurisdiction of   Industrial Classification  Identification No.)
incorporation or       Code Number)
organization)
                      ----------------
                     745 McClintock Drive
                          Suite 230
                    Burr Ridge, Illinois 60521
                       (630) 655-1105
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       --------------

                        Ann L. Straw, Esq.
                  American Disposal Services, Inc.
                        745 McClintock Drive
                            Suite 230
                    Burr Ridge, Illinois 60521
                          (630) 655-1105
     (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                       ---------------
                          With copies to:
                      Stephen W. Rubin, Esq.
                        Proskauer Rose LLP
                          1585 Broadway
                      New York, New York 10036
                         (212) 969-3000
                        --------------

                REMOVING SHARES FROM REGISTRATION


               REMOVAL OF SHARES FROM REGISTRATION

     American Disposal Services, Inc., a Delaware corporation (the "Company"), filed a Registration Statement on Form S-4, File No. 333-40529 (the "Registration Statement"), on November 19, 1997 to register for resale up to 2,500,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Company hereby amends the Registration Statement to withdraw from registration the 1,233,793 shares of the Common Stock registered under the Registration Statement that were not as of June 1, 1998 sold in reliance on the Registration Statement.







































                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on June 8, 1998.

                              American Disposal Services, Inc.



                              By:   /s/ Richard De Young
                                        Richard De Young
                                        Chairman, President
                                        and Chief Executive
                                        Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                Date

/s/ Richard De Young          Chairman, President, June 8, 1998
---------------------------   Chief Executive
    Richard De Young          Officer and Director


/s/ Stephen P. Lavey          Chief Financial      June 8, 1998
---------------------------   Officer (principal
    Stephen P. Lavey          financial officer)


/s/ Lawrence R. Conrath, Sr.  Vice President and   June 8, 1998
---------------------------   Controller (principal
    Lawrence R. Conrath, Sr.  accounting officer)


/s/ David C. Stoller          Director             June 8, 1998
---------------------------
    David C. Stoller


/s/ Merril M. Halpern         Director             June 8, 1998
---------------------------
    Merril M. Halpern


/s/ A. Lawrence Fagan         Director             June 8, 1998
---------------------------
    A. Lawrence Fagan


/s/ Richard T. Henshaw, III   Director             June 8, 1998
---------------------------
    Richard T. Henshaw, III


/s/ G. T. Blankenship
---------------------------   Director             June 8, 1998
    G. T. Blankenship


/s/ Norman Steisel
---------------------------   Director             June 8, 1998
    Norman Steisel